As filed with the Securities and Exchange Commission on October 29, 2010.

Registration No. 000-54083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Amendment No. 1
to
FORM 10-12G

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF
THE SECURITIES EXCHANGE ACT OF 1934

CORRIDOR VENTURES I ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	27-3183663
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

995 Orion Court, Merrick, NY	11566
(Address of principal executive offices)	(Zip Code)

(212) 671-1021
(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

Securities to be registered pursuant to Section 12 (g) of the Exchange Act:
Common Stock, $0.001 par value
(Title of Class)

ADDITIONAL INFORMATION

Statements contained in this registration statement regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement.

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result of this registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, consequently, will be required to file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is www.sec.gov.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Corridor Ventures I Acquisition Corp. Our principal place of business is located at 995 Orion Court, Merrick, NY 11566. Our telephone number is (212) 671-1021.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These uncertainties and other factor include, but are not limited to: our ability to locate a business opportunity for merger; the terms of our acquisition of or participation in a business opportunity; and the operating and financial performance of any business combination with us.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements, and the reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

ITEM 1. DESCRIPTION OF BUSINESS

Overview

Corridor Ventures I Acquisition Corp. was incorporated on February 22, 2010 as a Nevada corporation. Since inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination and have not made any efforts yet to identify a possible business combination. As a result, we have not conducted negotiations or entered into a letter of intent concerning any target business. Our business purpose is to seek the acquisition of, or merger with, an existing company. We selected March 31 as our fiscal year end.

Business of Issuer

Based upon our proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission, or the SEC, defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, we also qualify as a “shell company,” because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of David K. Waldman, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole director. As of this date, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidates regarding business opportunities for us. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.

In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

  Potential for growth, indicated by new technology, anticipated market expansion or new products;

  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

  Strength and diversity of management, either in place or scheduled for recruitment;

  Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

  The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

  The extent to which the business opportunity can be advanced;

  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, our respective needs and desires and those of the promoters of the opportunity, and our relative negotiating strength compared to that of such promoters.

We plan to search for viable business combination targets by leveraging the contacts of David Waldman, our sole officer and director. Mr. Waldman is the founder and President of Crescendo Communications, LLC, an investor relations firm that specializes in representing middle market public companies. Through his employment with Crescendo, Mr. Waldman has access to attorneys, accountants, audit firms, investment banks, financial advisors, business brokers and others who could help us identify viable acquisition targets. Mr. Waldman will reach out to these professionals to help identify acquisition targets for us.

It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock, par value $.001 per share, or the Common Stock, or other of our securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, or the Code, depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

Our stockholders will likely not have control of a majority of our voting securities following a reorganization transaction. As part of such a transaction, our directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by our stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of our outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

Unless required by applicable law or regulation, we do not intend to supply disclosure to shareholders concerning a target company and its business. However, if a proposed transaction involving a change of control of our company is undertaken, then we will file and provide to shareholders a Schedule 14f-1, as required, which will include, among other things, information concerning the target company. Furthermore, we will file a current report on Form 8-K, as required, within four business days of the consummation of a transaction pursuant to which, our company ceases to be a shell company. This Form 8-K will include complete disclosure of the target company, including "Form 10" information regarding the target company and audited financial statements.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

We presently have no employees apart from our management. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

ITEM 1A. RISK FACTORS.

Smaller reporting companies are not required to provide the information required by this item.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. During the next 12 months we anticipate incurring costs related to filing Exchange Act reports and investigating, analyzing and consummating an acquisition. Currently, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations following a reverse merger transaction and, before such time, to obtain loans or other financing from our sole officer and director, David Waldman, or from third parties. We have not identified any third parties that may be willing to make us loans or provide us with other financing and we believe that it is unlikely that we will be able to identify third parties willing to make loans to us or provide us with other financing at any time prior to a reverse merger transaction with an operating company. We have no identified source of liquidity that can pay for these costs that we expect to incur during the next 12 months other than funds that may be loaned to us or invested in us by our sole officer and director, David Waldman. Mr. Waldman has indicated that he intends to pay for the expenses necessary for us to operate, including the expenses necessary to file reports with the SEC and to seek out an acquisition target, until we consummate a business combination. Although Mr. Waldman has made such indication, he is not legally committed to make any further loan or investment to us and if he were to stop making loans or investments in amounts necessary to cover our expenses, we would have no other known source of liquidity and would likely have to wind down all operations.

In reviewing potential acquisition targets, we may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. The Company considers its critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Organizational Costs

Organizational costs represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the company. Organizational costs are expensed as incurred in accordance with FASB ASC 720-15.

Income Taxes

The Company has adopted the provisions of FASB ASC 740, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

ITEM 3. PROPERTIES.

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 30, 2010, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; each of our executive officers and directors; and all our executive officers and directors as a group:

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares as beneficially owned by them.

	Shares Beneficially
Name and Address	Owned(1)(2)
	Number	Percent(3)

Corridor Ventures, LLC (4) 995 Orion Court Merrick, NY 11566	2,000,000	100%

David K. Waldman 995 Orion Court Merrick, NY 11566	2,000,000	100%

Directors and officers as a group (1 person)	2,000,000	100%

(1) On September 30, 2010 there were 2,000,000 shares of our Common Stock outstanding and no shares of preferred stock issued and outstanding. We have no outstanding stock options or warrants.

(2) Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(3) In determining the percent of voting stock owned by a person (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 2,000,000 shares of common stock outstanding and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4) David K. Waldman is the person with the voting and dispositive control of the shares held by Corridor Ventures, LLC.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Positions Held
		Chief Executive Officer,
David K.		President, Chief Financial
Waldman	35	Officer, Treasurer
		Secretary, and Sole Director

David K. Waldman. Mr. Waldman has served as our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director since our inception on February 22, 2010. Mr. Waldman currently serves as president of Crescendo Communications, LLC, an investor relations firm headquartered in NYC, which he founded in 2006. As President of Crescendo, Mr. Waldman has provided investor relations services for over 35 public companies ranging in market caps and across many industries. These clients are listed on the Nasdaq, NYSE Amex, and OTC Bulletin Board. In this capacity, Mr. Waldman has advised public companies on a broad range of topics including capital markets strategy, financing strategy, M&A strategy, shareholder communication and more. Prior to founding Crescendo, Mr. Waldman served in various roles, most recently as a Vice President at Lippert/Heilshorn & Associates, Inc. from 2002 to 2006. Mr. Waldman has B.S. degrees from Northwestern University in Communication Studies and Political Science. Mr. Waldman currently serves as a director of Corridor Ventures II Acquisition Corp., a blank check company, and as a director of QSGI Inc., an information technology company. Except for such directorships, Mr. Waldman does not serve as a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

The Company has no employees other than its sole officer.

Significant Employees

None.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

  Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The Board of Directors acts as the Audit Committee and the Board has no separate committees. Our board of directors has determined that we do not have at least one “audit committee financial expert.” We have only limited operations at this time. If our operations become more significant in the future, we may seek to recruit an audit committee financial expert.

Prior Blank Check Company Experience

As indicated below, our management also serves as officers and directors of:

Name	Filing Date	Operating	SEC File	Pending	Additional
	Registration	Status	Number	Business	Information
	Statement			Combinations

Corridor Ventures II Acquisition Corp.	August 13, 2010	Pending.	Unknown (filed on the same date as this Form 10).	None.	David K. Waldman serves as the Chief Executive Officer, President, Chief Financial Officer, Secretary and sole director.

Corridor Ventures II Acquisition Corp. is a blank check company and the business purpose of Corridor Ventures II Acquisition Corp. is identical to our business purpose. Mr. Waldman has discretion to present a business opportunity that could be in the best interest of our company to Corridor Ventures II Acquisition Corp. or any other company in which he has an interest and we have not established any mechanism or agreement regarding the allocation of such business opportunities.

Code of Ethics

We do not currently have a code of ethics.

Item 6. Executive Compensation.

Except for 1,000,000 shares of restricted common stock that we issued to our Chief Executive Officer on February 22, 2010 (inception), no officer or director has received any compensation from us since the inception of the Company. Until acquire additional capital, it is not anticipated that any officer or director will receive additional compensation from us other than reimbursement for out-of-pocket expenses incurred on behalf of us. Our officers and directors intend to devote very limited time to our affairs.

We have no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

There were no grants of any plan based awards for the period from inception (February 22, 2010) through March 31, 2010. Except for 1,000,000 shares of restricted common stock that we issued to our Chief Executive Officer on February 22, 2010 (inception), which was not issued under a plan, there are no outstanding equity awards at March 31, 2010. No options were exercised or vested for the period from inception (February 22, 2010) through March 31, 2010. There is no Non Qualified Deferred Compensation Plan.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

We do not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that we complete a reverse merger or business combination.

Summary Compensation Table

The table below shows certain compensation information for services rendered in all capacities for the period from inception (February 22, 2010) through March 31, 2010. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE
						Non-Equity	Nonqualified
Name						Incentive	Deferred
and				Stock	Option	Plan	Compensation	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
position	Year	($)	($)	($)	($)	($)	($)	($)	Total ($)
(a)
David K. Waldman, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary	2010	$0	$0	$1,000	$0	$0	$0	$0	$1,000

(a) On February 22, 2010 (inception), we issued 1,000,000 restricted shares of our common stock to Corridor Ventures, LLC, a limited liability company controlled by David K. Waldman. Such shares were issued in exchange for the formation of the Company, incorporation services in the State of Nevada and developing our business concept and plan. All of the 1,000,000 shares issued for services were considered issued at the value of service rendered and we expensed $1,000 for the period from inception (February 22, 2010) through March 31, 2010.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

On February 22, 2010 (inception), we issued 2,000,000 restricted shares of our common stock to Corridor Ventures, LLC, a limited liability company controlled by David K. Waldman. Of such shares, 1,000,000 was issued for a total purchase price of $1,000 and 1,000,000 of such shares was issued in exchange for the formation of the Company, incorporation services in the State of Nevada and developing our business concept and plan. All of the 1,000,000 shares issued for services were considered issued at the value of service rendered and we expensed $1,000 for the period from inception (February 22, 2010) through March 31, 2010. Mr. Waldman is our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole director.

With respect to the sales made to Mr. Waldman, we relied upon Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act.

On a going forward basis, Corridor Ventures, LLC, a company controlled by Mr. Waldman, has orally agreed to taking responsibility for all expenses incurred by us through the date of completion of a business transaction described in Item 1 of this Form 10.

Mr. Waldman is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Waldman is a financial consultant several companies. He expects to spend less than ten percent (10%) of his time on this business. Mr. Waldman may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has not had a promoter at anytime.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

  established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

ITEM 8. LEGAL PROCEEDINGS.

There are presently no material pending legal proceedings to which we are a party or as to which any of our property is subject, and no such proceedings are known to us to be threatened or contemplated against us.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. We have not registered our common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

We are not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, we may require the holder to provide to us an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

  at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Holders.

As of September 30, 2010, there was one holder record holder of an aggregate of 2,000,000 shares of our Common Stock issued and outstanding.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

Transfer Agent

We do not currently utilize a transfer agent. We act as our own transfer agent and registrar with respect to our stock certificates and corporate records. We may retain the services of a transfer agent in the future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, we have issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933

On February 22, 2010, the day of our incorporation, we issued 2,000,000 restricted shares of our common stock to Corridor Ventures, LLC, a limited liability company controlled by David K. Waldman, our sole officer and director. Of such shares, 1,000,000 were issued for a purchase price of $1,000 in the aggregate and 1,000,000 were issued in exchange for incorporation fees in the State of Nevada, developing our business plan and preparing our financial statements. We valued theses services at $1,000 and recorded the expense on the financial statements for the period from inception (February 22, 2010) through March 31, 2010.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

  None of these issuances involved underwriters, underwriting discounts or commissions;

  We placed restrictive legends on all certificates issued;

  No sales were made by general solicitation or advertising;

  Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

  Access to all our books and records.

  Access to all material contracts and documents relating to our operations.

  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Our Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. We currently have no commitments to issue any shares of common stock. However, we will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since we expect to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 200 million shares of $0.001 par value common stock and 10 million shares of $0.001 par value preferred stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10 million shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to issue up to 10 million shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

ITEM 12. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Sections 78.751 and 78.752 of the Nevada Revised Statues, the registrant has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The registrant’s Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

  The registrant must indemnify its directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by the registrant’s board of directors, so indemnify its officers and any other person whom it has power to indemnify against liability, reasonable expense or other matter whatsoever.

  The registrant may at the discretion of its board of directors purchase and maintain insurance on behalf of the registrant and any person whom it has power to indemnify pursuant to law, its articles of incorporation, its bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Our Bylaws provide that we will indemnify our directors to the fullest extent provided by the Nevada Revised Statutes and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company, of expenses incurred or paid by a director, officer or controlling person of the Company, in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited and unaudited financial statements included in this Registration Statement on Form 10*.

Audited

(i) Balance Sheet as of March 31, 2010.

(ii) Statement of Operations for the period from inception (February 22, 2010) through March 31, 2010.

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the period from inception (February 22, 2010) through March 31, 2010.

(iv) Statement of Cash Flows for the period from inception (February 22, 2010) through March 31, 2010.

(v) Notes to Financial Statements.

Unaudited

(i) Statements of Operations for the six months and three months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)

(ii) Statement of Changes in Stockholders’ Deficit for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)

(iii) Statements of Cash Flows for the six months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)

(iv) Notes to unaudited Financial Statements for the six and three months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010

*The financial statements follow the signature page to this Registration Statement on Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following the signature page to this Registration Statement on Form 10.

Exhibit	Description of Exhibit

3.1	Articles of Incorporation of Corridor Ventures I Acquisition Corp. [Incorporated by reference to Exhibit 3.1 of the Form 10 of the Company filed on August 13, 2010.]

3.2	Bylaws of Corridor Ventures I Acquisition Corp. [Incorporated by reference to Exhibit 3.2 of the Form 10 of the Company filed on August 13, 2010.]

SIGNATURES

In accordance with Section 12 of the Exchange Act, the Company caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORRIDOR VENTURES I ACQUISITION CORP.

DATE: October 29, 2010	By: /s/ David K. Waldman
David K. Waldman, Chief Executive Officer, President,
Secretary, Chief Financial Officer, Treasurer and
Director
Principal Executive Officer
Principal Financial Officer

INDEX TO FINANCIAL STATEMENTS

PAGE
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of March 31, 2010	F-2
Statement of Operations for the period from inception (February 22, 2010) through March 31, 2010.	F-3
Statement of Changes in Stockholders’ Deficit for the period from inception (February 22, 2010) through March 31, 2010	F-4
Statement of Cash Flows for the period from inception (February 22, 2010) through March 31, 2010	F-5
Notes to Financial Statements	F-6
Balance Sheets as of September 30, 2010 (unaudited) and March 31, 2010	F-11
Statements of Operations for the six months and three months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)	F-12
Statement of Changes in Stockholders’ Deficit for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)	F-13
Statements of Cash Flows for the six months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)	F-14
Notes to unaudited Financial Statements for the six and three months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010	F-15 - F-18

Certified Public Accountants - 1870 Winton Road S., Suite 200 - Rochester, New York, 14618 - 585.295.2400 - EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Corridor Ventures I Acquisition Corp.

We have audited the accompanying balance sheet of Corridor Ventures I Acquisition Corp. as of March 31, 2010 and the related statement of operations, changes in shareholders’ deficit, and cash flows for the period from inception (February 22, 2010) to March 31, 2010. Corridor Ventures I Acquisition Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corridor Ventures I Acquisition Corp. as of March 31, 2010, and the results of its operations and its cash flows for the period from Inception (February 22, 2010) to March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
July 15, 2010

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

Current Assets	March 31,
2010
Cash	$—
Total current assets	—
Total assets	$—
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accrued expense	$750
Total current liabilities	750
Total liabilities	750
Shareholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 issued and outstanding March 31, 2010	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 2,000,000 issued and outstanding March 31, 2010	2,000
Stock Subscription receivable	(1,000)
Deficit accumulated during development stage	(1,750)
Total shareholders' deficit	(750)
Total liabilities and shareholders' deficit	$-

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

February 22,
2010
(inception)
through
March 31, 2010
Revenues
Revenues	$—
Total revenues	—
General & Administrative Expenses
Organization and related expenses	1,750
Total General & Administrative Expenses	1,750
Net Loss	$(1,750)
Basic loss per share	$(0.00)
Basic weighted average number of shares outstanding	2,000,000

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
FROM FEBRUARY 22, 2010 (inception) THROUGH MARCH 31, 2010

					Deficit
					Accumulated
	Common		Additional		During	Total
	stock		paid-in	Subscription	Development	stockholders'
	Shares	Amount	capital	Receivable	Stage	deficit

February 22, 2010 (inception) shares issued for services	1,000,000	$1,000	$—	$—	$—	$1,000

Shares issued for stock subscription receivable	1,000,000	1,000	—	(1,000)	—	—

Net loss	—	—	—	—	(1,750)	(1,750)

Balances, March 31, 2010	2,000,000	$2,000	$—	$(1,000)	$(1,750)	$(750)

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM FEBRUARY 22, 2010 (INCEPTION) THROUGH MARCH 31, 2010

March 31,
2010

Cash flows from operating activities:
Net loss	$(1,750)

Adjustments to reconcile net loss to net cash used in operating activities:
Services for stock-related party	1,000

Changes in Assets and Liabilities:
Increase in Accrued Expense	750
Net cash provided by (used in) operating activities	-

Cash flows from investing activities:	-
Net cash used in investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Net increase in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$-

Non cash Investing and Financing Activities:
Common stock issued to founder for services rendered	$1,000
Common stock subscription	$1,000
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-
Cash paid during the year for taxes	$-

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A Development Stage Company)
Notes to Financial Statements
From February 22, 2010 (inception) through March 31, 2010

Note 1- Organization and Description of Business

Corridor Ventures I Acquisition Corp. (the “Company”), a Nevada “blank check” Company, was incorporated on February 22, 2010. The Company intends to seek a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. The Company currently has no operations.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board Accounting Standards Codification 915 (“FASB ASC 915”). Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected March 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CORRIDOR VENTURES I ACQUISITION CORP.
(A Development Stage Company)
Notes to Financial Statements
From February 22, 2010 (inception) through March 31, 2010

Note 2 - Summary of Significant Accounting Policies - continued

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Subscriptions Receivable

At March 31, 2010, the Company had subscriptions receivable of $1,000 for the purchase of 1,000,000 of its common stock.

Organizational Costs

Organizational costs represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the company. Organizational costs are expensed as incurred in accordance with FASB ASC 720-15.

Income Taxes

The Company has adopted the provisions of FASB ASC 740, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Basic Earnings (Loss) Per Share

The FASB issued FASB ASC 260.10, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. FASB ASC 260.10 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of FASB ASC 260.10 and effective from February 22, 2010 (inception). Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

CORRIDOR VENTURES I ACQUISITION CORP.
(A Development Stage Company)
Notes to Financial Statements
From February 22, 2010 (inception) through March 31, 2010

Note 2 - Summary of Significant Accounting Policies - continued

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Income Taxes

The Company uses liability method in the computation of income tax expense and the current and deferred income taxes payable or benefit. Valuation allowance are established when necessary to reduce deferred tax assets to the amount expected to be. For the period ended March 31, 2010, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,750 at March 31, 2010, and will expire in the year 2030. The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$595
Valuation allowance	(595)
Net deferred tax asset	$-

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

The Company has elected to classify interest and/or penalties related to an uncertain position, if and when required, as part of other expenses in the statements of operation. No such amounts have been incurred or accrued through March 31, 2010 by the Company.

For the period ended March 31, 2010, there is no unrecognized tax benefit. Management does not anticipate any potential future adjustments which would result in a material change to its financial tax position. As of March 31, 2010, the Company did not accrue any interest and penalties.

CORRIDOR VENTURES I ACQUISITION CORP.
(A Development Stage Company)
Notes to Financial Statements
From February 22, 2010 (inception) through March 31, 2010

Note 5 – Shareholders’ Deficit

The Company’s Articles of Incorporation authorize 200,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value Preferred stock. On February 22, 2010, the Company issued 1,000,000 shares of its Common Stock to the Company’s sole director, President, Treasurer and Secretary and Incorporator, in exchange for services rendered to form and incorporate the Company and develop its business plan and format. The Company valued these shares at the value of services rendered and recorded $1,000 of organizational expenses. On February 22, 2010 the Company issued 1,000,000 shares of its common stock to the Company’s President, Secretary and Treasurer in exchange for a $1,000 stock subscription receivable. The Company sold the shares at $0.001, the par value of the common stock.

Note 6- Subsequent Event

The Company evaluated subsequent events through the time of issuance of the financial statements. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS
FOR THE SIX MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2010
AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 22, 2010) THROUGH SEPTEMBER 30, 2010

Contents

PAGE
Balance Sheets as of September 30, 2010 (unaudited) and March 31, 2010	F-11
Statements of Operations for the six months and three months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)	F-12
Statement of Changes in Stockholders’ Deficit for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)	F-13
Statements of Cash Flows for the six months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010 (unaudited)	F-14
Notes to unaudited Financial Statements for the six and three months ended September 30, 2010 and for the period from inception (February 22, 2010) through September 30, 2010	F-15- F-18

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30, 2010
ASSETS	(Unaudited)	March 31, 2010
Current assets:
Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Amount due to a stockholder	$1,950	$750

Total Current Liabilities	1,950	750

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIENCY
Stockholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding September 30, 2010 and March 31, 2010	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized;
2,000,000 issued and outstanding September 30, 2010 and March 31, 2010	2,000	2,000
Stock Subscription receivable	(1,000)	(1,000)
Deficit accumulated during development stage	(2,950)	(1,750)

Total Stockholders’ Deficiency	(1,950)	(750)

Total Liabilities and Stockholders’ Deficiency	$-	$-

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
UNAUDITED

			February 22,
	For The Six	For The Three	2010 (inception)
	Months Ended	Months Ended	through
	September 30	September 30	September 30
	2010	2010	2010
Revenues
Revenues	$-	$-	$-

Total revenues	-	-	-

General & Administrative Expenses
Organization and related expenses	1,200	1,200	2,950

Total General & Administrative Expenses	1,200	1,200	2,950

Net Loss	$(1,200)	$(1,200)	$(2,950)

Basic loss per share	$(0.00)	$(0.00)	$(0.00)

Basic weighted average number of shares outstanding	2,000,000	2,000,000	2,000,000

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
UNAUDITED

					Deficit
					Accumulated
	Common		Additional		During	Total
	stock		Paid-in	Subscription	Development	Stockholders'
	Shares	Amount	Capital	Receivable	Stage	deficit

Issue of common stock for services on February 22, 2010 (inception)	1,000,000	$1,000	$-	$-	$-	$1000
Shares issued for stock Subscription receivable	1,000,000	1,000	-	(1,000)	-	-
Net loss	-	-	-	-	(1,750)	(1,750)

Balances, March 31, 2010	2,000,000	$2,000	$-	$(1,000)	$(1,750)	$(750)

Net loss	-	-	-	-	(1,200)	(1,200)

Balances, September 30, 2010 - unaudited	2,000,000	$2,000	$-	$(1,000)	$(2,950)	$(1,950)

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
UNAUDITED

		For the period
	For The Six	from February 22, 2010
	Months Ended	(inception) to
	September 30	September 30
	2010	2010
Cash flows from operating activities:
Net loss	$(1,200)	$(2,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Services for stock-related party	-	1,000

Net cash used in operating activities	(1,200)	(1,950)

Cash flows from financing activities:
Advance from a stockholder	1,200	1,950

Net cash flows provided by financing activities	1,200	1,950

Net increase (decrease) in cash	-	-

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$-	$-

Non cash Investing and Financing Activities:
Common stock issued to founder for services rendered	$-	$1,000
Common stock subscription	$-	$1,000
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for taxes	$-	$-

See accompanying notes to financial statements.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2010
AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 22, 2010) THROUGH SEPTEMBER 30, 2010

Note 1- Basis of presentation

The accompanying unaudited condensed financial statements of the Corridor Ventures I Acquisition Corp. have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended March 31, 2010.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-month period have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms "Company", "we", "us" or "our" mean Corridor Ventures I Acquisition Corp. included in these financial statements.

Note 2- Organization and Description of Business

Corridor Ventures I Acquisition Corp. (the “Company”), a Nevada “blank check” Company, was incorporated on February 22, 2010. The Company intends to seek a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. The Company currently has no operations.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board Accounting Standards Codification 915 (“FASB ASC 915”). Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected March 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2010
AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 22, 2010) THROUGH SEPTEMBER 30, 2010

Note 4 - Summary of Significant Accounting Policies - continued

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Subscriptions Receivable

At September 30, 2010 and March 31, 2010, the Company had subscriptions receivable of $1,000 for the purchase of 1,000,000 of its common stock.

Organizational Costs

Organizational costs represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the company. Organizational costs are expensed as incurred in accordance with FASB ASC 720-15.

Income Taxes

The Company has adopted the provisions of FASB ASC 740, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Basic Earnings (Loss) Per Share

The computation of income / loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with ASC 260, “Earnings Per Share”. At September 30, 2010 and March 31, 2010, the Company did not have any stock equivalents.

Note 5 - Recent Changes in Accounting Standards

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2010
AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 22, 2010) THROUGH SEPTEMBER 30, 2010

Note 6 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 7 – Income Taxes

For the period ended September 30, 2010 and March 31, 2010, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $2,950 at September 30, 2010, and will expire in the year 2030. The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	September 30,	March 31,
Deferred tax asset attributable to:	2010	2010
Net operating loss carryover	$1,003	$595
Valuation allowance	(1,003)	(595)
Net deferred tax asset	$-	$-

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

The provision for income taxes consists of the following:

	For The Six	For The Three
	Months Ended	Months Ended
	September 30, 2010	September 30, 2010

- Current tax	$-	$-
- Change in deferred tax asset	408	408
- Change in valuation allowance	(408)	(408)
	$-	$-

The Company has elected to classify interest and/or penalties related to an uncertain position, if and when required, as part of other expenses in the statements of operation. No such amounts have been incurred or accrued through September 30, 2010 by the Company.

For the period ended September 30, 2010, there is no unrecognized tax benefit. Management does not anticipate any potential future adjustments which would result in a material change to its financial tax position. As of September 30, 2010, the Company did not accrue any interest and penalties.

CORRIDOR VENTURES I ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2010
AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 22, 2010) THROUGH SEPTEMBER 30, 2010

Note 8 – Shareholders’ Deficit

The Company’s Articles of Incorporation authorize 200,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value Preferred stock. On February 22, 2010, the Company issued 1,000,000 shares of its Common Stock to the Company’s sole director, President, Treasurer and Secretary and Incorporator, in exchange for services rendered to form and incorporate the Company and develop its business plan and format. The Company valued these shares at the value of services rendered and recorded $1,000 of organizational expenses. On February 22, 2010 the Company issued 1,000,000 shares of its common stock to the Company’s President, Secretary and Treasurer in exchange for a $1,000 stock subscription receivable. The Company sold the shares at $0.001, the par value of the common stock.

Note 9- Subsequent Event

The Company evaluated subsequent events through the time of issuance of the financial statements. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the financial statements.

INDEX OF EXHIBITS

The following documents are filed as exhibits to this Registration Statement

Exhibit	Description of Exhibit

3.1	Articles of Incorporation of Corridor Ventures I Acquisition Corp. [Incorporated by reference to Exhibit 3.1 of the Form 10 of the Company filed on August 13, 2010.]

3.2	Bylaws of Corridor Ventures I Acquisition Corp. [Incorporated by reference to Exhibit 3.2 of the Form 10 of the Company filed on August 13, 2010.]